Exhibit (d)

                                [PBWT LETTERHEAD]


                                                                    May 11, 2009

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

      We refer to the Registration Statement on Form F-6 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") by the legal entity created by the Deposit Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to Deposit Agreement, dated as of January 6, 2000, as further amended by Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002, as supplemented by the Supplemental Letter Agreement, dated as of November 2, 2007 (the Deposit Agreement as so amended and supplemented, the "Deposit Agreement"), as proposed to be further amended by Amendment No. 3 to Deposit Agreement (the "Amendment" and the Deposit Agreement as so amended by the Amendment the "Amended Deposit Agreement"), by and among Citibank, N.A., as Depositary, Sify Technologies Limited, a limited liability company organized under the laws of the Republic of India (the "Company"), and the Holders and Beneficial Owners (each as defined in the Amended Deposit Agreement and hereinafter used as so defined) from time to time of ADSs issued thereunder, for the purpose of registering under the United States Securities Act of 1933, as amended (the "Securities Act"), 25,000,000 American Depositary Shares (the "ADSs") to be issued under the terms of the Amended Deposit Agreement. Each ADS will represent, subject to the terms and conditions of the Amended Deposit Agreement and, if applicable, the American Depositary Receipt ("ADR") representing such ADS, the right to receive one (1) equity share of the Company (the "Shares"). A copy of the signed Deposit Agreement and a draft copy of the Amendment have been filed as Exhibits to the Registration Statement.

      Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as "tax advice" (within the meaning given to such term by the United States Internal Revenue Service ("IRS") in IRS Circular 230 and any related interpretative advice issued by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice). Without admitting that anything contained herein or in any document referred to herein constitutes "tax advice" for any purpose, notice is hereby given that, to the extent anything contained herein or in any document referred to herein constitutes, or is or may be interpreted by any court, by the IRS or by any other administrative body to constitute, "tax advice," such "tax advice" is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the United States Internal Revenue Code of 1986, as amended, or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

      Assuming that the Deposit Agreement has been duly executed and delivered, and the Shares have been legally issued, and that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC and the Amendment will have been duly executed and delivered, we are of the opinion that the ADSs, when issued in accordance with the terms of the Amended Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Amended Deposit Agreement and, if applicable, the ADR(s) evidencing the ADS(s).

      This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

                                              Very truly yours,

                                              PATTERSON BELKNAP WEBB & TYLER LLP


                                              By: /s/ Herman H. Raspe
                                                  ------------------------------
                                                       A Member of the Firm